Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,979,234
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,722,886
Dividend Income	2,138
Interest Income	7
ETF Transaction Fees	700
Total Income (Loss)	$5,704,965

Expenses
General Partner Management Fees	$16,379
Professional Fees	8,368
Brokerage Commissions	814
Directors' Fees and insurance	1,144
NYMEX License Fee	328
Total Expenses	27,033
Expense Waiver	(6,578)
Net Expenses	$20,455
Net Income (Loss)	$5,684,510

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/22	$25,702,690
Withdrawals (500,000 Shares)	(8,100,776)
Net Income (Loss)	5,684,510

Net Asset Value End of Month	$23,286,424
Net Asset Value Per Share (1,300,000 Shares)	$17.91

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596